EXHIBIT 15.1

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-3800 info@staleyokada.com www.staleyokada.com

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the use in the TLC Ventures Corp. registration statement, on Form 20-F, of our report dated January 14, 2005, accompanying the financial statements of TLC Ventures Corp. for the years ended December 31, 2004 and 2003 which is part of the registration statement and to the reference to us under the heading “Experts” in such registration statement.

“Staley, Okada & Partners”

June 10, 2005	STALEY, OKADA & PARTNERS
Chartered Accountants